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CARNEGIE INTERNATIONAL CORP - 10QSB - Quarterly Report    Date Filed: 11/10/2000
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Exhibit 10.37
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Investec
                                                Ernst & Company
                                                Investment Banking
                                                One Battery Park Place
                                                New York, NY 10004
                                                Telephone (212) 898 6200
                                                Facsimile (212) 898 6293
                                                www.investecernst.com


                                August 4, 2000

Carnegie International Corporation.
11350 McCormick Road
Suite 1001
Building #3
Hunt Valley, MD 21031

Attention: E. David Gable

Dear David:

     Investec Ernst & Company would be pleased to represent Carnegie International Corporation (together with its affiliates, the "Company") upon the following terms and conditions:

     1. We will serve as the Company's financial advisor and investment banker. In connection therewith, we will:

          a. Familiarize Investec with the Company's operations, business, financial condition and prospects;

          b. Identify and/or advise upon potential acquisition, merger, joint venture and partnership opportunities for the Company;

          c. Explore financing opportunities for the Company and recommend different courses of action in connection with raising debt and/or equity; and

          d. Provide such other advisory and investment banking services as are customary and as may be mutually agreed upon from time to time.

     2. In consideration of the foregoing services, you shall pay us as follows:

          a. You will pay to us a total of $25,000 (the "Retainer Fee") and warrants to purchase 50,000 shares of the Company's common stock at 110% of the market price on the date of execution of this agreement. $15,000 of the $25,000 Retainer Fee will be paid upon execution of this agreement and the balance of $10,000 will be paid 30 days after the execution of this agreement. The warrants shall be registered in the name of our parent company, Investec Bank (Mauritius) Ltd., and the warrants and the shares underlying the warrants will be duly authorized, validly issued, fully paid and non-assessable. The warrants shall be exercisable for a period of five years and shall contain customary anti-dilution (for below-market sales) and piggyback registration rights.

          b. In addition to the amounts specified above, we shall be entitled to a success fee if we assist the company in consummating any type of transaction, including any fund raising or business combination. The amount of such fee shall be upon mutually acceptable terms to be agreed upon prior to undertaking any specific transaction.

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CARNEGIE INTERNATIONAL CORP - 10QSB - Quarterly Report    Date Filed: 11/10/2000
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     3.   In addition, you shall reimburse us upon delivery of invoices, for all reasonable out of pocket expenses (including the reasonable expenses of counsel employed by us) incurred in connection with this engagement.

     4. If a transaction is successfully consummated, we shall be permitted to publish a tombstone advertisement, and otherwise mention in our firm's materials that we represented you in connection with such transaction.

     5. Neither party shall otherwise disclose the terms of this agreement without the other party's consent.

     6. You shall indemnify and hold us harmless against any loss we may incur (including reasonable attorneys' fees and any other fees as incurred in defense of any claim) in connection with this engagement, provided that you shall not be required to indemnify us for our gross negligence or willful misconduct.

     7. This Agreement shall terminate on October 31, 2000. The parties' obligations under paragraph numbers 2, 3, 5, 6, 7 and 8 shall survive any termination.

     8. This agreement shall be governed by the laws of the State of New York. The parties hereby agree to the exclusive jurisdiction of any court of competent jurisdiction located in the Borough of Manhattan.

If the foregoing is acceptable to you, please so indicate by signing and returning a copy of this agreement to me. We look forward to this representation and are confident we can help you achieve your goals.


                                         Very truly yours,
                                         /s/ Mark B. Segall
                                         Senior Vice President
                                         Director of Investment Banking

AGREED TO AND ACCEPTED BY:
Carnegie International Corporation
By:  /s/  E. David Gable
  ----------------------
       Title:  Chairman and CEO

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